UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2017

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	001-35392	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the shareholders of LCNB was held on April 25, 2017.  At the meeting, the following items were voted on by the shareholders of LCNB:

1.  Electing two Class III directors for a three-year term;

2.  Advisory vote approving the compensation of our named executive officers;

3.

Advisory vote regarding the frequency of our vote on executive compensation;

4.

Ratifying the appointment of BKD, LLP as the independent registered accounting firm for LCNB for the fiscal year ending December 31, 2017.

The following nominees were elected as Class III directors by the votes indicated below. In addition to the votes reported below, there were 1,854,956 broker non-votes on the proposal for the election of each director.

Director	For	Withheld
William F. Kaufman	5,403,450	846,026
George L. Leasure	5,455,051	738,625

The outcome of the advisory vote approving the compensation of our named executive officers is indicated below. In addition to the votes reported below, there were 1,854,956 broker non-votes on this proposal.

For	Abstain
5,895,811	353,664

The outcome of the advisory vote regarding the frequency of our vote on executive compensation is indicated below.

1 Year	2 Years	3 Years	Abstain	Non-Vote
2,975,597	180,986	2,826,817	222,893	1,854,956

The ratification of the appointment of BKD, LLP as the independent registered accounting firm for LCNB was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against	Abstained
7,930,728	27,881	173,763

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 26, 2017	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer